Exhibit 99.1

DRI Corporation Announces Participation in International Transit Industry Exhibition

Mobitec Exhibiting at UITP Congress and Showcase in Qatar, Oct. 25-27, 2009

DALLAS--(BUSINESS WIRE)--October 26, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s U.S.-based senior management together with staff from the Mobitec AB (Mobitec) subsidiary, based in Sweden, are exhibiting at the International Association of Public Transport (UITP) 2nd Middle East and North Africa (MENA) Public Transport Congress and Showcase, “Public Transport in the MENA Region: Turning Ideas Into Reality,” Oct. 25-27, 2009, at the Grand Hyatt Hotel in Doha, Qatar.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said “This bi-annual UITP event is expected to attract government officials, traffic police, contractors, planners, transit professionals, and distributors from around the globe. As the largest public transit event in the MENA region, we anticipate visiting with key public transit agencies from Iran, Jordan, Kuwait, Morocco, Qatar, Saudi Arabia, Syria, Tunisia, and the United Arab Emirates. We consider the Middle East to be a significant growth opportunity in the international transit market, as evidenced by the orders announced in March 2009 for the transit system operator in Dubai. We will discuss Mobitec® products and services with customers and prospective customers at exhibit booth number 2A02 throughout the conference to further position the Company as a local participant in this important, growing transit market.”

For more information about this UITP event, visit http://www.uitp.org/events/2009/qatar/en/index.cfm.

ABOUT MOBITEC

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the UITP event and its attendees’ potential interest in the Company and its Mobitec® products and services; our growth opportunities in MENA countries; the size of the MENA transit market for our products; the future growth of the MENA transit market for our products; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the event and its attendees’ potential interest in the Company and its Mobitec® products and services; the risk that our assessment of the growth opportunities in MENA countries may not occur; the risk that our assessment of the size of the MENA transit market for our products may be inaccurate; the risk that our assessment of the future growth of the MENA transit market for our products may prove inaccurate; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Aug. 13, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com